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                                                                    Exhibit 4.13


                            PARALLEL EXIT AGREEMENT

       THIS PARALLEL EXIT AGREEMENT (this "Agreement") is made and entered into effective April 30, 1998, by and among PACKAGED ICE, INC., a Texas corporation (the "Company"), JAMES F. STUART ("Stuart"), A.J. LEWIS III ("Lewis") and ARES LEVERAGED INVESTMENT FUND, L.P. and S.V. CAPITAL PARTNERS, L.P. (each an "Investor" and collectively the "Investors").

       WHEREAS, the parties hereto are desirous of setting forth certain matters with respect to the transfer of their common stock in the Company (the "Common Stock").

       NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings as set forth hereinbelow:

       "Adjusted Pro Rata Share" shall mean a fraction, the numerator of which is the number of Fully-Diluted Shares held by a shareholder participating in a Subject Sale, and the denominator of which is the total number of Fully-Diluted Shares held by all shareholders participating in a Subject Sale, excluding the number of Fully-Diluted Shares held by each of the participating shareholders who elect not to sell their entire Pro Rata Share in a Subject Sale.

       "Common Stock" shall mean the Company's $.01 par value common stock.

       "Fully-Diluted Shares" shall mean the Company's outstanding Common Stock, after giving effect to all outstanding warrants, options, rights, stock-splits, adjustments, convertible securities, and the like.

       "Insider Shareholders"  shall mean Stuart and Lewis.

       "Pro Rata Share" shall mean a fraction, the numerator of which is the number of Fully-Diluted Shares held by a shareholder participating in a Subject Sale, and the denominator of which is the total number of Fully-Diluted Shares held by all shareholders participating in a Subject Sale.

        "Subject Sale" shall mean any sale or disposition for value of Common Stock of the Company beneficially-owned by an Insider Shareholder (other than a sale to the general public for cash that is registered under the Securities Act of 1933, or an unsolicited open market sale for cash effected through a securities broker at such time as there shall exist a bona fide public market for the Common Stock), if, immediately after giving effect to such Subject Sale and to all other sales and dispositions of Common Stock made by said Insider Shareholder (whether or not such sales or dispositions are
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subject to this Agreement) since and including the first day of the calendar year in which such Subject Sale is to be made, said Insider Shareholder's beneficial ownership of the Company's outstanding Common Stock on a fully-diluted basis would be decreased to an amount which is less than 95% of the amount of such ownership as of the opening of business on the first day of the calendar year in which such Subject Sale is to be made.

       2.     PARALLEL EXIT.

       No Insider Shareholders will participate as a seller in any Subject Sale, including, but not limited to, a sale to the Company, without causing the purchaser in such Subject Sale to offer each Investor the opportunity to participate in such Subject Sale on the same terms and conditions and on a pro rata basis as Insider Shareholders with respect to shares of Common Stock (and rights or other securities exercisable for, or convertible or exchangeable into, Common Stock) held by each such Investor, except that Investors shall not be required to make any representations as to any matters concerning the business operations of the Company. Investors shall only be required to represent and warrant, on a several, but not joint basis, the status of title to their respective interest in shares of their Common Stock, due authorization to enter into any such Subject Sale and that no conflicts of interests or other conflicting conditions exist that would prohibit Investors from making such representations. Furthermore, neither Investor shall be required to enter into any contract or arrangement providing for the indemnity of any other Investor or any Insider Shareholder. Each Investor shall only be required to provide indemnity for any breach of any representation that any Investor does make in any such Subject Sale.

       Each Investor who elects to participate in such Subject Sale shall be entitled to sell his Pro Rata Share of the number of shares the purchaser is willing to purchase. Provided, however, in the event a participating shareholder chooses not to sell his entire Pro Rata Share, the other participating shareholders shall have the right to sell their Adjusted Pro Rata Share of the shares of Common Stock which the participating shareholder does not choose to sell. Each Insider Shareholder shall give each Investor at least ten (10) days prior written notice of any Subject Sale. Each Investor should provide the Company with the number of Fully-Diluted Shares which each Investor desires to sell as part of the Subject Sale at least two days prior to the Subject Sale. Each Insider Shareholder participating in such sale must then sell all shares offered by each Investor as part of the Subject Sale as a condition to complete such Subject Sale.

       3. TERMINATION. This Agreement shall continue in effect from the date of execution until the Company has completed an initial public offering of its Common Stock, on a firm commitment basis with a nationally recognized underwriter, resulting in aggregate offering proceeds of $7,500,000 or more, before deduction of underwriting discounts and expenses of sale.

       4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and benefit the parties hereto and their respective successors and assigns (including each
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transferee of any party's Common Stock); provided, however, no transferee of
Common Stock in a public offering registered under the Securities Act of 1933 or in an unsolicited open market sale effected through a securities broker shall be bound by or entitled to the benefits of this Agreement. As used in this Agreement, the terms "Insider Shareholders" and "Investor" shall include any transferee of such a person, as appropriate, who is bound by and entitled to the benefits of this Agreement under the preceding sentence.

       5. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS.

       6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute a single agreement, but shall be effective only at such time as all parties have executed a counterpart (but not necessarily the same counterpart) of this Agreement.

       7. AMENDMENTS. This Agreement may be amended, and any provision hereof may be waived, only by a written agreement executed by the Insider Shareholders and the InvestorS.

       8. LEGENDS. The Company will cause each certificate that evidences any securities or stock that are subject to this Agreement to bear a legend substantially like the following legend, which shall be typed, printed, or stamped thereon in a conspicuous manner:

       "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A PARALLEL EXIT AGREEMENT DATED APRIL 30, 1998, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE (WITHOUT CHARGE) A COPY OF SUCH AGREEMENT UPON WRITTEN REQUEST THEREFOR TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

       The Company agrees that a counterpart of this Agreement shall be kept at the principal office of the Company and shall be subject to the same right of examination by any shareholder of the Company, in person or by agent, attorney, or other designated representative, as are the books and records of the Company.

       9.     NOTICES.  Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be deemed to have been duly given if signed by the party giving it. Notice shall be deemed effective upon delivery by hand, or on the third (3rd) business day after it is deposited in the United States mail, postage prepaid (registered or certified mail), or on the business day after it is sent by Federal Express or similar overnight service to the addresses of the parties as set forth herein, or to such other addresses as a party shall provide to the other parties in accordance with this Section.
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       10.    ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement between the parties hereto relating to the subject matter herein, and shall supersede all previous agreements between the parties hereto relating to the subject matter herein.


                            [SIGNATURE PAGE FOLLOWS]

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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



PACKAGED ICE, INC.


By:
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       Print Name:
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       Print Title:
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INSIDE SHAREHOLDERS


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JAMES F. STUART


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A.J. LEWIS III


INVESTORS:


SV CAPITAL PARTNERS, L.P.

By:  SV Capital Management, Inc.

By:
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       Print Name:
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       Print Title:
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ARES LEVERAGED INVESTMENT FUND, L.P.


By:
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       Print Name:
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       Print Title:
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